                                                                   EXHIBIT 10.28

                                                                ----------------
                                                                REDACTED VERSION
                                                                ----------------


                         [LETTER HEAD OF CR STRATEGIES]


                            MASTER SERVICE AGREEMENT

                                     BETWEEN

                   CR STRATEGIES, L.L.C. AND NEORX CORPORATION

                                FEBRUARY 28, 2001

1. OVERVIEW. This agreement states the terms and conditions by which CR Strategies, L.L.C. will deliver and NeoRx Corporation will receive any or all of the services provided by CR Strategies, L.L.C. The specific services to be provided hereunder are identified and described in detail in the applicable SERVICE LEVEL AGREEMENT attached to this Agreement. Each SERVICE LEVEL AGREEMENT accepted and executed by both parties is hereby incorporated by reference into this agreement. This agreement is intended to cover any and all services ordered by NeoRx Corporation and provided by CR Strategies, L.L.C.

2. DEFINITIONS. When used in this Agreement, the "BOLDED" terms listed below shall have the following meanings:

(a) "NEORX CORPORATION TECHNOLOGY" shall mean any proprietary technology owned by NeoRx Corporation, or licensed to NeoRx Corporation by third parties, and all similar proprietary information provided to CR Strategies, L.L.C. by NeoRx Corporation in connection with CR Strategies, L.L.C.'s provision of services to NeoRx Corporation.

(b) "CONFIDENTIAL INFORMATION" shall mean any information disclosed by either party to the other party, directly or indirectly, in writing, orally or by inspection of tangible objects that is designated as "Confidential", "Proprietary" or some other similar designation, including information disclosed to a disclosing party by third parties. Confidential Information shall not include any information that: is or becomes publicly known and generally available without violation of this Agreement; is in the possession of the receiving party prior to the disclosure without the obligation to maintain its confidentiality; is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information; is obtained from third parties without restrictions on disclosure; or is required by law or legal process to be disclosed by the receiving party, provided that, if permitted, the receiving party gives the disclosing party prompt written notice prior to such disclosure.

(c) "CR STRATEGIES, L.L.C. TECHNOLOGY" shall mean any designs, concepts, reports, documentation, written materials, and any techniques, methods, patterns, formulas and any and all intellectual property rights used, invented, developed or delivered by CR Strategies, L.L.C. in the course of providing services.

(d) "EFFECTIVE DATE" shall mean the date on which authorized representatives of NeoRx Corporation and CR Strategies, L.L.C have executed this Master Service Agreement.

3. SERVICE LEVEL AGREEMENT. A SERVICE LEVEL AGREEMENT is attached to this Master Service Agreement. Extensions or modifications to such SERVICE LEVEL AGREEMENT may be requested by NeoRx Corporation subject to any procedures set forth in such SERVICE LEVEL AGREEMENT or herein, and shall be subject to CR Strategies, L.L.C.'s approval and execution of an amendment to the SERVICE LEVEL AGREEMENT or, if appropriate, a new SERVICE LEVEL AGREEMENT.

4. PAYMENTS. NeoRx Corporation agrees to pay to CR Strategies, L.L.C. according to the schedule provided in the attached SERVICE LEVEL AGREEMENT.

      NeoRx Corporation shall remit payment to CR Strategies, L.L.C., referencing the CR Strategies, L.L.C. invoice number, to:

               CR Strategies, L.L.C.
               21 Kimberly Court
               Collinsville, IL 62234

               Attn:  Accounts Receivable

      or to such other address as CR Strategies, L.L.C. shall designate in writing to NeoRx Corporation.

5. OWNERSHIP AND LICENSE. The documentation, enhancements, revisions, updates, upgrades, modifications, and derivative works thereto, and all other items delivered by CR Strategies, L.L.C. under this Agreement are owned by NeoRx Corporation.

6. CONFIDENTIAL INFORMATION. Each party agrees not to use any Confidential Information of the other party for any purpose except in the performance of the services. Each party agrees not to disclose any Confidential Information of the other party to such party's employees or to third parties, except those who need to know such information for the purposes hereof. Each party agrees that it shall take reasonable efforts to protect the secrecy of and avoid disclosure and unauthorized use of any Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its most highly confidential information. All documents and other tangible objects containing or representing Confidential Information which have been disclosed by either party to the other party, and all copies thereof which are in the possession of the receiving party, shall be and remain the property of the disclosing party and shall promptly be returned to the disclosing party upon the request of the disclosing party. Except as expressly provided herein, nothing contained in this Agreement is intended to grant any rights to either party under any patent, mask work right, copyright, trademark, service mark or other intellectual property right of the other party.

7.    LIMITED WARRANTY; LIMITATION OF LIABILITY.

      (a) CR Strategies, L.L.C. warrants that the services shall materially comply with the specifications for such services set forth in the attached SERVICE LEVEL AGREEMENT. To the extent that any failure of the services to comply with the specifications results in a failure or inability of CR Strategies, L.L.C. to provide services to NeoRx Corporation, CR Strategies, L.L.C.'s obligations and liability with respect to such failure, and NeoRx Corporation's sole remedy with respect to such failure, will be limited to a refund of that portion of the SERVICE LEVEL AGREEMENT total cost that is attributable to the specific services giving rise to the claim for damages.

            Subject to the limitations set forth herein, NeoRx Corporation agrees to defend, indemnify and hold CR Strategies, L.L.C., and its officers, employees and agents harmless against and for all losses, causes of action, liability, costs, expenses, claims and damages, including all expenses of litigation, reasonable attorney's fees and court costs, that either party may at any time suffer or sustain or become liable for, due to injury or death of a person, or for damage to any property arising out of, in connection with, or incidental to the service(s) provided by CR Strategies, L.L.C. under the terms of this agreement.

      (b) Except for NeoRx Corporation's payment obligations in section 4 neither party shall be liable for any special, indirect, incidental or consequential damages (even if advised of the possibility of such damage), including without limitation, lost profits or lost savings, loss of use of services (except as specifically provided in the attached SERVICE LEVEL AGREEMENT), cost of capital, cost of substitute services or re-procurement, downtime costs, or damages resulting from loss of use of data or from third party claims. CR Strategies, L.L.C. shall have no liability from damages resulting from NeoRx Corporation's failure to perform their responsibilities hereunder, including, but not limited to, NeoRx Corporation's failure to provide accurate and complete information to CR Strategies, L.L.C. In no event, shall CR Strategies, L.L.C.'s liability for damages hereunder exceed the amounts paid to CR Strategies, L.L.C. by NeoRx Corporation for the services giving rise to the claim for damages. NeoRx Corporation recognizes that the fees specified in the attached SERVICE LEVEL

      (c) AGREEMENT are based in part on the limited warranty and limitation of liability set forth above. The remedies specified in this agreement are exclusive.

8. WORKMANSHIP. CR Strategies, L.L.C. represents and warrants that all of the services specified in the attached SERVICE LEVEL AGREEMENT will be performed in a good, workmanlike and professional manner in accordance with industry standards by qualified persons fully familiar with the requirements for such services.

9. FORCE MAJEURE. Except with respect to payment obligations, neither party shall be liable, nor shall any credit allowance or other remedy be extended, for any failure to fulfill its obligations under this Agreement due to causes beyond such party's reasonable control, including, but not limited to: acts of God, flood, extreme weather, fire or other natural calamity; any law, order, regulation, direction, action, or request of any governmental entity or any civil or military authority; unavailability of rights-of-way or materials; national emergencies, insurrections, riots, or wars; or strikes, lock-outs, work stoppages, or other labor difficulties. Each party agrees to notify the other party, as soon as possible, if such an event has occurred. The time for completion of any obligation to which this provision applies shall be extended for a period equivalent to the delay except for payment obligations, which shall be extended by a maximum of 10 days.

10. INITIAL DISPUTE RESOLUTION. Except in the case of a dispute in which a party seeks injunctive relief or must file suit in order to avoid expiration of the applicable statute of limitations, all disputes shall be referred to the senior executives of the parties for resolution. If the dispute is not resolved within 60 days of receipt of the initiating party's written notice, or if the senior executives fail to discuss the dispute(s) within 30 days of receipt of the initiating party's notice, either party may pursue any and all remedies available at law.

11. ASSIGNMENT. Either party may transfer its rights and duties under this Agreement to an entity which has acquired all of such party's capital stock or all or substantially all of such party's assets, provided that:
      (i) the acquiring entity is not a competitor of the other party, (ii) the acquiring entity agrees in writing to be bound by the terms of this Agreement, (iii) the acquiring entity is capable of meeting all of its obligations under this Agreement, (iv) the other party is in full compliance with its obligations under this Agreement, and (v) the other party consents in writing to such transfer in advance, which consent shall not be unreasonably withheld. In all other cases, neither this Agreement nor any rights or licenses granted hereunder may be assigned, or duties delegated whether by operation of law or otherwise, by either party without the prior written consent of the other party. Any attempted assignment or delegation in violation of this Section shall be void and ineffective for all purposes. This Agreement shall be binding upon and inure to the benefit of NeoRx Corporation and any permitted assignee or successor of either party.

12. TERM AND TERMINATION. This Agreement shall become effective on the Effective Date and shall remain in effect for the period specified in the attached SERVICE LEVEL AGREEMENT.

(a)   TERMINATION FOR MATERIAL BREACH.

(i) In the event of any other material breach of this Agreement, the non-breaching party shall give the breaching party written notice describing such breach. In the event that the breaching party fails to cure such material breach within 30 days after receipt of written notice of such breach from the non-breaching party, the non-breaching party shall be entitled to terminate this Agreement upon written notice to the breaching party.

(ii) Upon any termination of this Agreement for material breach by CR Strategies, L.L.C., NeoRx Corporation shall be entitled to a pro rata refund of amounts paid in advance for services.

(b) INSOLVENCY. In the event either party shall (i) be declared bankrupt, become subject to any proceedings relating to its liquidation, reorganization, or insolvency, whether voluntary or involuntary, or for the appointment of a trustee or receiver or similar official, of or for it or any part of its property, or (ii) fail generally, or admit in writing its inability to pay its debts as they become due, or (iii) make a general assignment for the benefit of creditors, or (iv) be dissolved or otherwise cease business as an ongoing business entity, then the other party may, upon thirty (30) days prior written notice, terminate this Agreement for cause. In the event of the commencement of a case under the Bankruptcy Code by or against either party, and during the period prior to the entry of an order directing or authorizing the other party or its trustee in bankruptcy to assume, reject or otherwise terminate this Agreement, such party may exercise its rights under Bankruptcy Code Section 365(n), as such section may be amended or supplemented from time to time, and the exercise of such rights or resort to any remedies provided thereunder shall not be deemed the exclusive rights and/or remedies available to such party, but such party is entitled to obtain any relief to the fullest extent provided by applicable bankruptcy or nonbankruptcy law.

(c)   RENEWAL AND EXPIRATION.

(i) Apart from the above conditions the parties shall have the right to renew this Agreement upon mutual agreement, and it shall continue in effect for so long as there is a SERVICE LEVEL AGREEMENT in effect. Unless specifically provided otherwise, the term of a SERVICE LEVEL AGREEMENT, and NeoRx Corporation's right to use the services specified in such SERVICE LEVEL AGREEMENT, shall begin on the commencement date specified in
      Section 12 and continue in effect for the term stated in the SERVICE LEVEL AGREEMENT. Thereafter, the parties shall have the right to renew, upon mutual agreement, a SERVICE LEVEL AGREEMENT for successive renewal terms of duration equal to the original agreement.

(ii) In the event of any expiration or termination of this Agreement NeoRx Corporation shall pay CR Strategies, L.L.C. on or before the effective date of termination all fees due, including but not limited to any out-of pocket expenses and reasonable travel and related expenses incurred up to the date of termination. Notwithstanding any termination or expiration of this Agreement, Sections 2, 4, 5, 6, 7, 8, 9, 10, 11, 12(c)(ii), 16, and
      17 shall survive termination.

13. GOVERNING LAW. Interpretation, construction and enforcement of this Agreement shall be pursuant to the laws of Washington, U.S.A. The parties agree that the United Nations Convention for the International Sale of Goods shall not apply to this Agreement. Both parties agree to submit to the exclusive jurisdiction and venue of and agree that any cause of action arising under this Agreement shall be brought in a court in Washington.

14. NOTICES. All notices required to be given under this Agreement shall be in writing and shall be deemed effective when received and shall be delivered in person, by facsimile, with a confirmation copy sent as provided herein, or by mail, postage prepaid, for delivery as registered or certified mail addressed, return receipt requested. All notices shall be deemed received
      (i) if given by hand, immediately, (ii) if given by registered mail, 3 business days after posting, (iii) if given by express courier service, the next business day, or (iv) if given by facsimile, upon receipt thereof by the recipient's facsimile machine as indicated either in the sender's identification line produced by the recipient's facsimile machine or in the sender's transmission confirmation report as produced electronically by the sender's facsimile machine. Notices to CR Strategies, L.L.C. shall be sent to:

            CR Strategies, L.L.C.
            605 Alder Street
            Prescott, AZ 86301

            Attn:  Raymond F. Schmelter, PhD, MBA

            FAX Number (520) 445-1378


      or, in the case of NeoRx Corporation, to:

            NeoRx Corporation
            410 West Harrison Street
            Seattle, WA 98119-4007

            Attn: Paul G. Abrams, M.D., J.D.

      or to such other address as either party may designate in writing to the other from time to time.

15. ENTIRE AGREEMENT. This Agreement and the SERVICE LEVEL AGREEMENT referenced herein constitute the full and final expression of agreement between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, whether written or oral, relating to the subject matter hereof. This Agreement may not be altered, amended or modified except by written instrument signed by the duly authorized representatives of both parties. Any different, additional and/or pre-printed terms contained on purchase orders or other terms and conditions submitted by NeoRx Corporation shall be void. As used herein, "include" and its derivatives shall be deemed to mean, "including but not limited to".

16. SEVERABILITY. Should any term of this Agreement, for any reason, be held to be illegal or unenforceable by a court of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect, and the offending term shall be limited or modified to the extent necessary to make it enforceable.

17. GENERAL. (a) Either party may disclose that NeoRx Corporation has retained CR Strategies, L.L.C.'s services, and CR Strategies, L.L.C. may describe in general, non-confidential terms, CR Strategies, L.L.C.'s work under the Agreement in its marketing materials. Any other disclosure as to the nature of this Agreement or the work being performed hereunder shall be subject to the prior approval of both parties. (b) No waiver of or failure to act regarding any breach of this Agreement shall constitute a waiver of any other breach. (c) Subject to applicable law, no action, other than an action for nonpayment, arising out of or relating to this Agreement may be brought by either party more than 2 years after the cause of action has accrued, provided that neither party shall be precluded from making a counterclaim or cross-claim in an action commenced by the other party or by a third party. CR Strategies, L.L.C.'s contractors may be direct and intended third party beneficiaries of this Agreement and may be entitled to enforce this Agreement directly against NeoRx Corporation to the extent that (i) this Agreement relates to the acquisition of CR Strategies, L.L.C. contractor's services, and (ii) CR Strategies, L.L.C. fails to enforce the terms of this Agreement on CR Strategies, L.L.C. contractors' behalf. This Agreement may be amended or modified only by a written instrument signed by an authorized representative of CR Strategies, L.L.C. and NeoRx Corporation.

      By the signatures of their duly authorized representatives below, CR Strategies, L.L.C. and NeoRx Corporation, intending to be legally bound, agree to all of the provisions of this Agreement.


ACCEPTED & AGREED TO:

CR Strategies, L.L.C.                     NeoRx Corporation

By:                                       By:

Adeoye Y. Olukotun, MD, MPH

Title: CEO                                Title:

Date: February 28, 2001                   Date:


By:

Raymond F. Schmelter, PhD, MBA

Title: President and COO

Date: February 28, 2001

                      ATTACHMENT A. SERVICE LEVEL AGREEMENT

                                     BETWEEN

                   CR STRATEGIES, L.L.C. AND NEORX CORPORATION

                                FEBRUARY 28, 2001

                                    OVERVIEW

CR Strategies, L.L.C. will function as the Senior Management of Medical and Regulatory Affairs for NeoRx Corporation through the end of December 2001 and will perform the specific tasks listed under Section B below.

NeoRx Corporation and CR Strategies, L.L.C. have agreed that CR Strategies, L.L.C. will endeavor to achieve the following objectives for this engagement:

- Identify, propose, and build systems, processes and human resources internally at NeoRx Corporation toward establishing an NDA-ready organization.

- Manage, through direct reporting and supervision, all Medical & Regulatory Affairs personnel. Mentor the STR program and its personnel through the term of the engagement.

            One of CR Strategies, L.L.C.'s principal members will be [*] for the duration of the engagement.

            CR Strategies, L.L.C. will report to Dr. Doug Given for the duration of the engagement.

[*] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION.

Services provided by CR Strategies, L.L.C. will commence on the date on which NeoRx Corporation signs the Master Service Agreement to which this SERVICE LEVEL AGREEMENT is attached and will terminate not later than December 31, 2001.

                                  WORK PRODUCT

CR Strategies, L.L.C. will perform the following specific tasks for NeoRx
Corporation:

- Identify and procure, according to the terms in Section D below, a complete problem-solving team to manage the STR clinical and regulatory program.

- Form [*] capable of crossing the threshold acceptable to FDA. All consulting costs for these experts will be billed by the consultants directly to NeoRx Corporation.

-  Prepare for [*] with FDA.

-  Develop [*] acceptable to FDA.

-  Identify and set up clinical sites appropriate to performing [*].

-  Manage the performance of the [*] clinical study.

-  Analyze, submit to FDA, and defend clinical data developed in [*].

-  Develop a protocol for performing [*] for a subsequent [*] clinical trial.

-  Initiate the [*] clinical trial.

-  Manage the relationship with PPD Contract Research Organization.

- Perform potential problem analysis and develop a plan to manage regulatory risk.

-  Develop internal NeoRx systems to prepare for NDA submission.

- Assist in identifying, recruiting, and training NeoRx human resources to complete the [*] clinical trial and submit the NDA.

NeoRx Corporation will provide CR Strategies, L.L.C. with full access to its STR project employees, subcontractors, and consultants, and all necessary STR project data and documentation to allow CR Strategies, L.L.C. to fulfill its obligations under this SERVICE LEVEL AGREEMENT.

             MATERIALS, SHIPPING, TRAVEL, SITE VISITS, PHOTOCOPYING

Expenses incurred by CR Strategies, L.L.C. in providing these services are anticipated to not exceed approximately 20% of the price of this SERVICE LEVEL AGREEMENT and will be separately billed to NeoRx Corporation on a bi-weekly basis. If for any reason prices exceed 20% of the price of this SERVICE LEVEL AGREEMENT, CR Strategies, L.L.C. will obtain NeoRX Corporation's approval prior to proceeding. Expected costs include, but are not limited to, travel, travel expenses (meals and lodging), telephone, fax, courier, shipping costs, copying, materials, etc. When either party to this agreement deems travel necessary, CR Strategies, L.L.C. will contact NeoRx Corporation to reach agreement about costs and trip duration.

                          PRICING AND PAYMENT SCHEDULE

CR Strategies, L.L.C. will perform the tasks indicated in Section B for [*], plus [*] stock options ([*] for each CR Strategies, L.L.C. principal member), plus expenses as described in Section C. The cost breakdown for the engagement is as follows:

CR Strategies Salaries              [*]
Administrative Overhead (25%)       [*]
            Total                   [*]

One hundred percent of Administrative Overhead [*] will be invoiced immediately upon commencement of the engagement. [*] of the CR Strategies, L.L.C. salaries shown above ([*]) will be invoiced at the end of each calendar quarter, commencing March 30, 2001. In addition, it is anticipated that the following professionals will subcontract directly with NeoRx, but be managed by CR Strategies, L.L.C., for approximately the following salaries in order to further the objectives listed in Section A:

      --------------------------------------------------------------------------
                                       Fully-
      Position                         Loaded
                                     Annualized  Hours/  Hourly  Weeks/ 10-Month
                                       Salary     Week    Rate    Year   Total
      --------------------------------------------------------------------------
      Ph.D. Regulatory Director           [*]     [*]     [*]     [*]     [*]
      MD Safety Reviewer                  [*]     [*]     [*]     [*]     [*]
      M.S. Statistician                   [*]     [*]     [*]     [*]     [*]
      M.S. Senior CRA                     [*]     [*]     [*]     [*]     [*]
      B.S. Senior CRA Safety Reviewer     [*]     [*]     [*]     [*]     [*]
      B.S. Regulatory Specialist          [*]     [*]     [*]     [*]     [*]
      B.S. Medical Writer                 [*]     [*]     [*]     [*]     [*]
      --------------------------------------------------------------------------
                                                         Total            [*]
      --------------------------------------------------------------------------

CR Strategies, L.L.C. will invoice NeoRx Corporation a one-time charge of 10% of the 10-month salary for each of these, or other similar, professionals that CR Strategies, L.L.C. successfully recruits as subcontractors to the STR project.

The price in this quotation is valid for 30 days from the date on the cover sheet of this SERVICE LEVEL AGREEMENT.